UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2005
Dana Corporation
(Exact name of registrant as specified in its charter)

Virginia	1-1063	34-4361040

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4500 Dorr Street, Toledo, Ohio	43615

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (419) 535-4500
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Signatures
Exhibit Index
EX-99.1 First Amendment to the Dana Corporation Additional Compensation Plan, as Amended and Restated

Item 1.01. Entry into a Material Definitive Agreement.
     1. Accelerated Vesting of Certain Stock Options and Stock Appreciation Rights
     On December 1, 2005, the Compensation Committee (the Committee) of the Board of Directors (the Board) of Dana Corporation (Dana) approved the immediate vesting of all unvested stock options held by employees of the company, including its executive officers, with an exercise price of $15.00 or more per share. As a result, unvested stock options granted under Dana’s Amended and Restated Stock Incentive Plan (SIP) to purchase 3,584,646 shares of the company’s common stock, with a weighted average exercise price of $18.23 per share, became exercisable on December 1, 2005, rather than on the later dates when they would have vested in the normal course. Stock options granted under the SIP typically vest in 25% increments on each of the first four anniversary dates of the grant and expire ten years from the date of grant.
     In addition, the Committee accelerated the vesting of all stock appreciation rights (SARs) granted under the SIP with a grant price of $15.00 or more. As a result, 11,837 SARS, with a weighted average grant price of $21.97, became exercisable on December 1, 2005, rather than on the later dates when they would have vested in the normal course. SARs granted under the SIP typically vest in the same manner as the stock options and also have a ten-year term. None of the accelerated SARs are held by executive officers of the company.
     Based on the closing price of $6.95 per share for Dana’s common stock on December 1, 2005, as reported on the New York Stock Exchange Composite Transactions published in The Wall Street Journal, all of the options and SARs being immediately vested were “out-of-the-money.”
     The decision to accelerate the vesting of these stock options and SARs was made to reduce the compensation expense that Dana would otherwise be required to record in future periods following its adoption of Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment, issued by the Financial Accounting Standards Board. SFAS No. 123(R) requires income statement recognition of share-based compensation, including the fair value of stock options and similar instruments granted to employees, over the related service period, which is normally the vesting period.
     Dana plans to adopt SFAS No. 123(R) in January 2006, and as a result expects to recognize approximately $4 million of share-based compensation from 2006 through 2008, in the aggregate, with respect to the remaining unvested options and SARs. Share-based compensation would have included an additional $11 million in 2006, $8 million in 2007 and $3 million in 2008 with respect to the modified stock options and SARs had the Committee not accelerated their vesting. The Committee did not believe that the retention incentive provided by the original vesting schedules for the accelerated options and SARs was commensurate with the $22 million of additional compensation expense.
     In accordance with Dana’s current accounting policy for stock-based compensation, the $22 million will now be shown on a pro forma basis in the notes to the company’s financial statements for the fourth quarter of 2005. Based on Dana’s current outlook regarding its ability to generate future taxable income in the United States and to utilize net operating loss carryforwards, the company does not expect to realize any significant tax benefit as a result of the accelerated vesting of the above stock options and SARs.

     The following table summarizes the stock options subject to acceleration that are held by the Named Executive Officers of the company (as reported in the Summary Compensation Table of Dana’s most recent proxy statement) currently serving as executive officers:

	Total Number	Weighted Average
	of Shares	Exercise Price
Name and Title	Underlying Options	Per Share
Michael J. Burns, Chairman of the Board,	704,043	$19.13
Chief Executive Officer, President and Chief Operating Officer
Robert C. Richter, Chief Financial Officer	139,173	$17.07
Bernard N. Cole, President — Heavy	135,423	$17.12
Vehicle Technologies and Systems Group
     2. Amendment of the Additional Compensation Plan
     On December 1, 2005, upon the recommendation of the Committee, the Board approved amendments to Dana’s Additional Compensation Plan, as Amended and Restated (the ACP) to eliminate the deferral feature and the “Severe Financial Emergency” provisions of the plan, effective, retroactively, as of January 1, 2005. A copy of the amendments (collectively captioned “First Amendment to the Dana Corporation Additional Compensation Plan, as Amended and Restated”) is set out in the attached Exhibit 99.1.
     The decision to amend the ACP was made to preserve for plan participants the benefit of deferral rules in effect prior to the enactment of Internal Revenue Code Section 409A (IRC 409A) with respect to compensation which was earned and vested before January 1, 2005. As a result of the amendments, no future deferral elections will be permitted under the ACP and amounts earned but not paid in 2004 that were subject to IRC 409A will be distributed to participants and taken into income by such participants in 2005, as permitted by applicable Treasury Department guidance.
Item 8.01. Other Events.
     By a notice dated November 25, 2005, an agent for the holders of at least 25% in the aggregate of outstanding notes issued under Dana’s Indenture dated December 15, 1997 (as supplemented, the 1997 Indenture), notified Dana that the agent deems the company’s failure to timely file and deliver its Form 10-Q for the quarterly period ended September 30, 2005 (the Third Quarter Report) to be a default thereunder, and asked Dana to remedy the default. Subsequently, by notices dated December 1, 2005, the trustee under the 1997 Indenture and Dana’s Indenture dated December 10, 2004 (as supplemented, the 2004 Indenture) notified Dana that defaults have occurred thereunder due to the company’s failure to timely file and deliver the Third Quarter Report, and asked Dana to remedy the defaults. Dana expects to file and deliver its Third Quarter Report within the 60-day cure periods provided in the 1997 and 2004 Indentures.
     The lenders under Dana’s five-year bank facility have waived any default arising from the delayed delivery of the Third Quarter Report. This waiver will expire 56 days following Dana’s receipt of the above default notices from the trustee under the 1997 and 2004 Indentures, unless Dana delivers the Third Quarter Report to the trustee within this period.

Item 9.01. Financial Statements and Exhibits.
(c)      Exhibits
99.1 First Amendment to the Dana Corporation Additional Compensation Plan, as Amended and Restated

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dana Corporation (Registrant)
Date: December 6, 2005	By:	/s/ Michael L. DeBacker
Michael L. DeBacker
Vice President, General Counsel and Secretary

Exhibit Index

99.1	First Amendment to the Dana Corporation Additional Compensation Plan, as Amended and Restated